Exhibit 3.24

THE COMPANIES ACT, CAP. 50

REPUBLIC OF SINGAPORE

PRIVATE COMPANY LIMITED BY SHARES

Memorandum

and

Articles of Association

of

Styron Singapore Pte. Ltd.

Registration no. 200922921G

Incorporated on 8th December 2009

Lodged in the Office of the Accounting

and Corporate Regulatory Authority, Singapore

Company No: 200922921G

CERTIFICATE CONFIRMING INCORPORATION OF COMPANY

This is to confirm that STYRON SINGAPORE PTE. LTD. is incorporated under the Companies Act (Cap 50), on and from 08/12/2009 and that the company is a PRIVATE COMPANY LIMITED BY SHARES.

GIVEN UNDER MY HAND AND SEAL ON 09/12/2009.

CHUA SIEW YEN

ASSISTANT REGISTRAR

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)

SINGAPORE

Name of Company	:	STYRON SINGAPORE PTE. LTD.

Company No.	:	200922921G

SPECIAL RESOLUTION TO AMEND THE ARTICLES OF ASSOCIATION OF THE COMPANY (THE “ARTICLES”)

RESOLVED THAT the Articles be altered as follows:

(a)	the following shall be included as Article 6A of the Articles:

“6A.	Notwithstanding anything contained in these Articles, the rights attached to any class of shares for the time being forming part of the share capital of the company which have been charged by way of security, from time to time, to any bank or institution (or any agent or trustee of or on behalf of such bank or institution), shall not be modified, affected, varied, extended or surrendered in any manner without the prior written consent of such bank or institution (or, as the case may be, such agent or trustee).”;

(b)	the following shall be included as Article 13A of the Articles:

“13A.	Notwithstanding anything contained in Article 13 or any other Article, any bank or institution (or any agent or trustee of or on behalf of such bank or institution) to whom any shares have been charged by way of security from time to time to secure the secured debts, liabilities and engagements of the chargor or any other person, shall have a first fixed charge over such shares, ranking in priority over the lien expressed to be created under Article 13 (which shall in all respects be subject to such charge), whether the period for the payment of such lien shall have actually arrived or not, and such first fixed charge, regardless of when such charge was created, shall extend to all dividends from time to time declared in respect of such shares.”;

(c)	the following sentence be inserted at the end of Article 14 of the Articles:

“14.	However, no sale pursuant to this Article 14 shall be made of any shares which have been charged by way of security, from time to time, to any bank or institution (or any agent or trustee of or on behalf of such bank or institution).”;

(d)	the following shall be included as Article 24A of the Articles:

“24A.	Notwithstanding anything contained in these Articles, any bank or institution (or any agent or trustee of or on behalf of such bank or institution) to whom any shares have been charged by way of security from time to time, shall be entitled to transfer such shares to any person in its sole discretion, pursuant to the power of sale conferred on such bank or institution (or any agent or trustee of or on behalf of such bank or institution) free from any restriction on transfer contained in these Articles.”;

(e)	the following shall be included as Article 25A of the Articles:

“25A.	For the purposes of Article 25, any bank or institution (or any agent or trustee of or on behalf of such bank or institution) to whom any shares have been charged by way of security shall not be required to provide any other evidence to prove its right to make the transfer apart from the certificate of the shares to be transferred.”;

…2/-

STYRON SINGAPORE PTE. LTD.

Registration No. 200922921G

(Incorporated in Singapore)

(f)	the following shall be included as Article 27A of the Articles:

“27A.	Notwithstanding anything contained in these Articles (including Articles 26 and Article 27), the directors shall not decline to register any transfer of shares executed by any bank or institution (or any agent or trustee of or on behalf of such bank or institution) to whom such shares have been charged by way of security nor may they suspend registration thereof, in each case where such transfer is pursuant to the power of sate under such security, and a certificate by any officer of such bank or institution (or, as the case may be, its agent or trustee) that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts.”; and

(g)	the following be included as Article 41A of the Articles:

“41A.	Notwithstanding anything contained in these Articles, no shares for the time being forming part of the share capital of the company which have been charged by way of security from time to time, to any bank or institution (or any agent or trustee of or on behalf of such bank or institution), shall be liable to be forfeited unless and until:

(i)	the bank or institution (or, as the case may be such agent or trustee) has been given not less than 3D days’ prior written notice that for the reasons stated in these Articles, the shares are liable to be forfeited (such 30 days to be in addition to the period of notice set forth in Article 41); and

(ii)	the bank or institution (or, as the case may be, such agent or trustee) has not paid or does not within the said 30 days pay in full the call or instalment of a call or part thereof due and all interest accrued and expenses incurred by reason of such non-payment.”.

Name of person who signed this resolution:

Liu Po Hsiun @ Robert Liu

Designation of person signing the resolution in the abovenamed company is:

Duly Appointed Authorised Representative

Date: 13 August 2010

Signature:

NAME:	LIU PO HSIUN @ ROBERT LIU

DESIGNATION:	DIRECTOR

CL/fsk

THE COMPANIES ACT, (CAP. 50)

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION OF

STYRON SINGAPORE PTE. LTD.

1.	The name of the company is STYRON SINGAPORE PTE. LTD..

2.	The registered office of the company will be situated in the Republic of Singapore.

3.	Subject to the provisions of the Companies Act, Cap. 50 and any other written law and the Memorandum and Articles of Association, the Company has:-

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	full rights, powers and privileges necessary to do the matters set out in paragraph (a).

4.	The liability of the members is limited.

5.	We, the person whose name and address and occupation are hereunto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association and we agree to take the number of shares in the capital of the Company set opposite our name.

Name of Member/Occupation/Address	Shares Allotted	Amount Paid
Tan Su-Min Yvonne, Director, of 1 Chatsworth Road #08-21 Singapore 249745 for and on behalf of DOW FINANCIAL HOLDINGS SINGAPORE PTE LTD, a company incorporated in Singapore and having its address at 260 Orchard Road #18- 01 The Heeren Singapore 238855 pursuant to the letter of authority dated 7 December 2009.	2	SGD	2.00

Dated this 7 December 2009

(1)

THE COMPANIES ACT, (CAP. 50)

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

STYRON SINGAPORE PTE. LTD.

Preliminary

1.	The regulations in Table A in the Fourth Schedule to the Act shall not apply to the Company except so far as the same are repeated or contained in these Articles

Interpretation

2.	In these Articles —

“Act” means the Companies Act (Cap. 50) and any statutory modification or re-enactment thereof for the time being in force;

“seal” means the common seal of the company;

“secretary” means any person appointed to perform the duties of a secretary of the company;

“treasury shares” shall have the meaning ascribed to it in the Act;

expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form;

References in these Articles to “holder(s)” of shares or a class of shares shall except where otherwise expressly provided in these Articles, exclude the company in relation to shares held by it as treasury shares, and “holding” and “held” shall be construed accordingly.

words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, and of the Act as in force at the date at which these Articles become binding on the company.

(2)

Private company

3.	The company is a private company and accordingly:-

(a)	The right to transfer shares in the company shall be restricted in manner hereinafter appearing.

(b)	The number of members of the company (counting joint holders of shares as one person and not counting any person in the employment of the company or of its subsidiary or any person who while previously in the employment of the company or its subsidiary was and hereafter has continued to be a member of the company) shall be limited to fifty.

Share capital and variation of rights

4.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the company may be issued by the directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the directors, subject to any ordinary resolution of the company, determine.

5.	Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the company are liable, to be redeemed.

6.	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the company is being wound up, be varied with the consent in writing of the holders of 75% of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll, except that where there is only one holder of the shares of the class, that sole holder shall constitute the quorum for the meeting of the holders of that class of shares. To every such special resolution section 184 shall with such adaptations as are necessary apply.

7.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

8.	The company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the company may hold or deal with its treasury shares in the manner authorised, or prescribed to, the Act.

(3)

9.	The company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the directors may deem fit. Such commissions or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way or partly in the other.

10.	The company may, subject to and in accordance with the Act, purchase or otherwise acquire its issued shares on such terms and in such manner as the company may time to time think fit. If required by the Act, any share which is so purchased or acquired by the company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of any share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.

11.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

12.	Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the seal of the company in accordance with the Act but in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

Lien

13.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the company; but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien, if any, on a share shall extend to all dividends payable thereon.

14.	The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

(4)

15.	To give effect to any such sale the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

16.	The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on shares

17.	The directors may from time to time make calls upon the members in respect of any money unpaid on their shares and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

18.	A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.

19.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8% per annum as the directors may determine, but the directors shall be at liberty to waive payment of that interest wholly or in part.

21.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

22.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

(5)

23.	The directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting shall otherwise direct) 8% per annum as may be agreed upon between the directors and the member paying the sum in advance.

Transfer of shares

24.	Subject to these Articles, any member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form which the directors may approve. The instrument shall be executed by or on behalf of the transferor and the transferor shall remain the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect thereof.

25.	The instrument of transfer must be left for registration at the registered office of the company together with such fee, not exceeding $1 as the directors from time to time may require, accompanied by the certificate of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, and thereupon the company shall subject to the powers vested in the directors by these Articles register the transferee as a shareholder and retain the instrument of transfer.

26.	The directors may decline to register any transfer of shares, not being fully paid shares to a person of whom they do not approve and may also decline to register any transfer of shares on which the company has a lien.

27.	The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine not exceeding in the whole 30 days in any year.

28.	No share shall in any circumstances be transferred to any bankrupt or person of unsound mind.

29.	The Company shall provide a book to be called the “Register of Transfers” which shall be kept by the secretary under the control of the directors and in which shall be entered the particulars of every transfer or transmission of every share.

30.	Shares may be freely transferred by a member or other person entitled to transfer to any existing member selected by the transferor; but save as aforesaid and save as provided by Article 35 hereof, no share shall be transferred to a person who is not a member so long as any member or any person selected by the directors as one whom it is desirable in the interest of the Company to admit to membership is willing to purchase the same at the fair value.

(6)

31.	Except where the transfer is made pursuant to Article 35 hereof the person proposing to transfer any shares (hereinafter called “the proposing transferor”) shall give notice in writing (hereinafter called “the transfer notice”) to the Company that he desires to transfer the same. Such notice shall specify the sum he fixes as the fair value, and shall constitute the Company his agents for the sale of the share to any member of the Company or persons selected as aforesaid, at the price so fixed, or at the option of the purchaser, at the fair value to be fixed by the auditor in accordance with these articles. A transfer notice may include several shares, and in such case shall operate as if it were a separate notice in respect of each. The transfer notice shall not be revocable except with the sanction of the directors.

32.	If the Company shall within three months after service of a sale notice find a member willing to purchase any share comprised therein (hereinafter described as a “purchasing member”) and shall give notice thereof to the retiring member, the retiring member shall be bound upon payment of the fair value to transfer the share to such purchasing member, who shall be bound to complete the purchase within seven days the service of such last mentioned notice. The Directors shall, with a view to finding a purchasing member, offer any shares comprised in a sale notice to the persons then holding the remaining shares in the Company as nearly as may be in proportion to their holdings of shares in the Company, and shall limit a time within which such offer if not accepted will be deemed to be declined and the Directors shall make such arrangements as regards the finding of a purchasing member for any shares not accepted by a member to whom they shall have been so offered as aforesaid within the time so limited as they shall think just and reasonable.

33.	In case any difference arises between the proposing transferor and the purchasing member as to the fair value of a share, the auditor shall, on the application of either party certify in writing the sum which in his opinion is the fair value, and such sum shall be deemed to be the fair value, and in so certifying the auditor, shall be considered to be acting as an expert and not as an arbitrator; accordingly Arbitration Act, Cap. 16 shall not apply.

34.	In the event of the retiring member failing to carry out the sale of any shares which he shall have become bound to transfer as aforesaid, the Directors may authorise some person to execute a transfer of the shares to the purchasing member and may give a good receipt for the purchase price of such shares, and may register the purchasing member as holder thereof and issue to him a certificate for the same and thereupon the purchasing member shall become indefeasibly entitled thereto. The retiring member shall in such case be bound to deliver up his certificate for the said shares, and on such delivery shall be entitled to receive the said purchase price, without interest, and if such certificate shall comprise any shares which he has not become bound to transfer as aforesaid the Company shall issue to him a balance certificate for such shares.

(7)

35.	If the directors shall not, within the space of three months after service of a sale notice, find a purchasing member of all or any of the shares comprised therein and give notice in manner aforesaid, or if through no default of the retiring member, the purchase of any shares in respect of which such last-mentioned notice shall be given shall not be completed within twenty-one days from the service of such notice the retiring member shall, at any time within six months thereafter, be at liberty to sell and transfer the share comprised in his sale notice (or such of them as shall not have been sold to a purchasing member) to any person and at any price.

Transmission of shares

36.	In case of the death of a member the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

37.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy.

38.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions, and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

39.	Where the registered holder of any share dies or becomes bankrupt his personal representative or the assignee of his estate, as the case may be, shall, upon the production of such evidence as may from time to time be properly required by the directors in that behalf, be entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the company, or to voting, or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt; and where two or more persons are jointly entitled to any share in consequence of the death of the registered holder they shall, for the purposes of these Articles, be deemed to be joint holders of the share.

(8)

Forfeiture of shares

40.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

41.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

42.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

43.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

44.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all money which, at the date of forfeiture, was payable by him to the company in respect of the shares (together with interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of such interest), but his liability shall cease if and when the company receives payment in full of all such money in respect of the shares.

45.	A statutory declaration in writing that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

46.	The company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or disposal of the share.

47.	The provisions of these Articles as to forfeiture shall apply in the case of non- payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, as if the same had been payable by virtue of a call duly made and notified.

(9)

Conversion of shares into stock

48.	The company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and reconvert any stock into paid-up shares.

49.	The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum.

50.	The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

51.	Such of the Articles of the company as are applicable to paid-up shares shall apply to stock, and the words share and shareholder therein shall include stock and stockholder.

Alteration of capital

52.	The company may from time to time by ordinary resolution do one or more of the following:

(a)	increase the share capital by such sum as the resolution shall prescribe;

(b)	consolidate and divide all or any of its shares;

(c)	subdivide its shares or any of them, so however that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(d)	cancel the number of shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

(10)

53.	Subject to any direction to the contrary that may be given by the company in general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the company of general meetings in proportion, as nearly as the circumstances admit, to the number of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the directors may dispose of those shares in such manner as they think most beneficial to the company. The directors may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the directors, be conveniently offered under this Article.

54.	The company may by special resolution reduce its share capital in any manner and with, and subject to, any incident authorized, and consent required by law.

55.	No part of the fund of the company shall be employed by the Directors of the company in the purchase of or lend on the company’s shares except in accordance with the Act.

General meeting

56.	An annual general meeting of the company shall be held in accordance with the provisions of the Act. All general meetings other than the annual general meetings shall be called extraordinary general meetings.

57.	Any director may, whenever he thinks fit, convene an extraordinary general meeting, and extraordinary general meetings shall be convened on such requisition or in default may be convened by such requisitionists as provided by the Act.

58.	Subject to the provisions of the Act relating to agreements for shorter notice, 14 days’ notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, the day and the hour of meeting and in case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the company.

59.	All business shall be special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance-sheets, and the report of the directors and auditors, the election of directors in the place of those retiring, fixing the fees of the directors and the appointment and fixing of the remuneration of the auditors.

(11)

Proceedings at general meetings

60.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two members present in person or by proxy or represented by attorney or representative appointed pursuant to the Act shall form a quorum, except that where the company has only one member, that sole member shall constitute a quorum for any general meeting. Provided that (i) a proxy representing more than one member shall only count as one member for the purpose of determining the quorum; and (ii) where a member is represented by more than one proxy such proxies shall count as only a member for the purpose of determining the quorum. For the purposes of this Article, member includes a person attending as a proxy or as representing a corporation or a limited liability partnership which is a member.

61.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the directors may determine.

62.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be chairman of the meeting.

63.	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

64.	Subject to the provisions of the Act, the Members may participate in a General Meeting by means of a conference telephone or a video conference, telephone or similar communications equipment by which all other Members without the need for a Member to be in the physical presence of another Member(s) and participation in the General Meeting in this manner shall be deemed to constitute presence in person at such meeting. The Members participating in any such General Meeting shall be counted in the quorum for such General Meeting and subject to there being a requisite quorum under these Articles, all resolutions agreed by the Members in such General Meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Members duly convened and held. A General Meeting conducted by means of a conference telephone or a video conference held at the place agreed upon by the Members attending the General Meeting, provided that at least one of the Members present at the General Meeting was at that place for the duration of the General Meeting.

(12)

65.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded —

(a)	by the chairman; or

(b)	by at least 2 members present in person or by proxy and entitled to vote thereat; or;

(c)	by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members present in person or by proxy, holding shares in the company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than 10% of the total number of paid up shares of the company (excluding treasury shares).

Unless a poll is so demanded a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. The demand for a poll may be withdrawn.

66.	If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

67.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

68.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorized representative shall have one vote for each share he holds.

69.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

70.	A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

(13)

71.	No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the company have been paid.

72.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

73.	The instrument appointing a proxy shall be in writing, in the common or usual form, under the hand of the appointer or of his attorney duly authorised in writing or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

74.	Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit:

STYRON SINGAPORE PTE. LTD.

I/We,                     , of                                         , being a member/members of the abovenamed company, hereby appoint                                         , of     , or failing him,                      of                                         , as my/our proxy to vote for me/us on my/our behalf at the [annual or extraordinary, as the case may be] general meeting of the company, to be held on the      day of 20     , and at any adjournment thereof.

Signed this      day of             20    .

This form is to be used	*in favour of	the resolution.
Against

*	Strike out whichever is not desired. [Unless otherwise instructed, the proxy may vote as he thinks fit.]

75.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the company, or at such other place in Singapore as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

76.	A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used.

(14)

77.	Subject to the provisions of the Act:

(a)	a Special Resolution may be passed by written means if the resolution indicates that it is a Special Resolution and if it has been formally agreed on any date by one or more Members who on that date represent at least 75 per cent of the total voting rights of all members who on that date would have the right to vote on that resolution at a General Meeting of the Company; and

(b)	an Ordinary Resolution is passed by written means if the resolution does not indicate that it is a Special Resolution and if it has been formally agreed on any date by one or more Members who on that date would have the right to vote on that resolution at a General Meeting of the Company.

A Special or Ordinary Resolution passed by written means may consist of several documents in the like form each signed by one or more of the Members who have the right to vote on that resolution at a General Meeting of the Company.

Directors: Appointment, etc.

78.	Subject to the provisions of the Act, there shall be at least one director who is ordinarily resident in Singapore in the company. All directors of the company shall be natural persons.

79.	The company may also from time to time by ordinary resolution passed at a general meeting appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors.

80.	The directors shall have power at any time, and from time to time, to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors.

81.	The company may by ordinary resolution remove any director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.

82.	The fees of the directors shall from time to time be determined by the company in general meeting. The fees payable to the directors shall not be increased except pursuant to a resolution passed at the general meeting where notice of the proposed increase has been given in the notice convening the meeting. The directors may also be paid all travelling, hotel, and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

83.	Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may be paid such extra remuneration as the Directors may determine.

(15)

84.	The shareholding qualification for directors may be fixed by the company in general meeting.

85.	The office of director shall become vacant if the director —

(a)	ceases to be a director by virtue of the Act;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	becomes prohibited from being a director by reason of any order made under the Act;

(d)	becomes disqualified from being a director by virtue of section 148, 149, 154 or 155;

(e)	becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(f)	resigns his office by notice in writing to the company provided there is remaining in the company at least one director who shall be ordinarily resident in Singapore;

(g)	for more than 6 months is absent without permission of the directors from meetings of the directors held during that period;

(h)	without the consent of the company in general meeting, holds any other office of profit under the company except that of managing director or manager; or

(i)	is directly or indirectly interested in any contract or proposed contract with the company and fails to declare the nature of his interest in manner required by the Act.

Powers and duties of directors

86.	The business of a company shall be managed by or under the direction of the directors.

87.	The directors may exercise all the powers of a company except any power that this Act or the memorandum and articles of the company require the company to exercise in general meeting.

88.	The directors may exercise all the powers of the company to borrow money and to mortgage or charge its undertaking, property, and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the company or of any third party.

89.	The directors may exercise all the powers of the company in relation to any official seal for use outside Singapore and in relation to branch registers.

(16)

90.	The directors may from time to time by power of attorney appoint any corporation, firm, limited liability partnership or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities, and discretions (not exceeding those vested in or exercisable by the directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities, and discretions vested in him.

91.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for money paid to the company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any two directors or in such other manner as the directors from time to time determine.

92.	The directors shall cause minutes to be made —

(a)	of all appointments of officers to be engaged in the management of the company’s affairs;

(b)	of names of directors present at all meetings of the company and of the directors; and

(c)	of all proceedings at all meetings of the company and of the directors.

Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

Proceedings of directors

93.	The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. A director may at any time and the secretary shall on the requisition of a director summon a meeting of the directors.

94.	Subject to these Articles, questions arising at any meeting of directors shall be decided by a majority of votes and a determination by a majority of directors shall for all purposes be deemed a determination of the directors. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.

95.	A director shall not vote in respect of any contract or proposed contract with the company in which he is interested, or any matter arising thereout, and if he does so vote, his vote shall not be counted.

(17)

96.	Any director with the approval of the directors may appoint any person, whether a member of the company or not, to be an alternate or substitute director in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute director shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly, and to exercise all the powers of the appointor in his place. An alternate or substitute director shall not require any share qualification, and shall ipso facto vacate office if the appointor vacates office as a director or removes the appointee from office. Any appointment or removal under this regulation shall be effected by notice in writing under the hand of the director making the same.

97.	Unless otherwise determined by the directors, two directors shall constitute a quorum necessary for the transaction of the business of the directors except that where the company has only one director, that sole director shall constitute a quorum.

98.	The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company, but for no other purpose.

99.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the directors present may choose one of their number to be chairman of the meeting.

100.	The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

101.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 10 minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

102.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

103.	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

(18)

104.	A resolution in writing, signed by a majority of the Directors for the time being entitled to receive notice of a meeting of the Directors, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held. Any resolution coming within the provisions of these Articles may consist of several documents in like form, each signed by one or more directors, Any such document may be accepted as sufficiently signed by a director if transmitted to the Company by any technology purporting to include a signature and/or electronic or digital signature of the Director.

105.	The Board may hold meetings either by conference telephone connection(s) or video conferencing or by means of other similar connection system so long as the following conditions are met:

(a)	the Directors for the time being entitled to receive notice of any meeting of Directors (including any alternate for any Directors) shall be entitled to notice of any meeting by telephone or other audio communication equipment and to be linked by telephone or other audio and video communication equipment for the purpose of such meeting. Notice of any such meeting may be given by telephone or other audio communication equipment.

(b)	each of the Directors taking part must be able to hear each of the other Directors taking part subject as hereinafter mentioned throughout the meeting;

(c)	at the commencement of the meeting each Director must acknowledge his presence to all the other Directors taking part;

(d)	unless he previously obtained the consent of the Chairman of the meeting, a Director may not leave the meeting by disconnecting his telephone or audio or video communication equipment and shall be conclusively presumed to have been present and to have formed part of the quorum throughout the meeting. The meeting shall be deemed to have been validly conducted notwithstanding that a Director’s telephone or audio or video communication equipment is accidentally disconnected during the meeting, and the proceedings thereof shall be deemed to be as valid as if the telephone or audio or video communication equipment had not been disconnected; and

(e)	a minute of the proceedings shall be sufficient evidence thereof, conclusive evidence of any resolution of any meeting conducted in the manner as aforesaid and of the observance of all necessary formalities if certified by the Chairman.

106.	Where the company has only one director, he may pass a resolution by recording it and signing the record.

(19)

Managing directors

107.	The directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. His appointment shall be automatically determined if he ceases from any cause to be a director.

108.	A managing director shall, subject to the terms of any agreement entered into in any particular case, receive such remuneration, whether by way of salary, commission, or participation in profits, or partly in one way and partly in another, as the directors may determine.

109.	The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter, or vary all or any of those powers.

110.	The directors may from time to time appoint any person to be an associate director and may from time to time cancel any such appointment. The directors may fix, determine and vary the powers, duties and remuneration of any person so appointed, but a person so appointed shall not be required to hold any shares to qualify him for appointment nor have any right to attend or vote at any meeting of directors except by the invitation and with the consent of the directors.

Secretary

111.	The secretary shall in accordance with the Act be appointed by the directors for such term, at such remuneration, and upon such conditions as they may think fit; and any secretary so appointed may be removed by them. A director may be the. secretary provided that where a director is the sole director of the company, he shall not act or be appointed as the secretary of the company.

Seal

112.	The directors shall provide for the safe custody of the seal, which shall only be used by the authority of the directors or of a committee of the directors authorised by the directors in that behalf, and every instrument to which the seal is affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for the purpose.

(20)

Accounts

113.	The directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any account or book or paper of the company except as conferred by statute or authorised by the directors or by the company in general meeting.

Dividends and reserves

114.	The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

115.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

116.	No dividend shall be paid otherwise than out of profits or shall bear interest against the company.

117.	The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the company or be invested in such investments (other than shares in the company) as the directors may from time to time think fit. The directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

118.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

119.	The directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the company on account of calls or otherwise in relation to the shares of the company.

(21)

120.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

121.	Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

Capitalisation of profits

122.	The company in general meeting may upon the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the company to be allotted, distributed and credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the directors shall give effect to such resolution.

123.	Whenever such a resolution as aforesaid shall have been passed the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or, as the case may (require, for the payment up by the company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

(22)

Auditors

124.	Unless the Company is exempted under the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

125.	Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

126.	The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting on any part of the business of the Meeting which concerns them as Auditors.

Notices

127.	A notice may be given by the company to any member either personally or by sending it by post to him at his registered address, or, if he has no registered address in Singapore, to the address, if any, in Singapore supplied by him to the company for the giving of notices to him. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

128.	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

129.	A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, in Singapore supplied for the purpose by the persons claiming to be so entitled, or, until such an address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

130.	(1) Notice of every general meeting shall be given in any manner hereinbefore authorised to —

(a)	every member;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the company.

(2)	No other person shall be entitled to receive notices of general meetings.

(23)

Winding up

131.	If the company is wound up, the liquidator may, with the sanction of a special resolution of the company, divide amongst the members in kind the whole or any part of the assets of the company, whether they consist of property of the same kind or not, and may for that purpose set such value as he considers fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

132.	Every director, managing director, agent, auditor, secretary, and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

(24)

THE COMPANIES ACT, CAP. 50

REPUBLIC OF SINGAPORE

PRIVATE COMPANY LIMITED BY SHARES

Memorandum

and

Articles of Association

of

Styron Singapore Pte. Ltd.

Registration no. 200922921G

Incorporated on 8th December 2009

FMG CORPORATE SERVICES PTE LTD

8 Wilkie Road #03-01 Wilkie Edge

Singapore 228095

Lodged in the Office of the Accounting

and Corporate Regulatory Authority, Singapore